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                                  SANDATA, INC.
                              48 HARBOR PARK DRIVE
                        PORT WASHINGTON, NEW YORK  11050

                                             November 1, 1993

Compuflight, Inc.
48 Harbor Park Drive
Port Washington, New York  11050

Gentlemen:

          Reference is made to that certain Promissory Note dated July 31, 1993 made payable by Compuflight, Inc. ("Compuflight") to Sandata, Inc. ("Sandata") in the principal amount of Six Hundred Seventy-Five Thousand Six Hundred Fifty-One Dollars and Sixty Cents ($675,651.60) (the "Note"), which is secured by that certain Security Agreement dated July 31, 1993 between Compuflight and Sandata (the "Security Agreement").

          Compuflight and Sandata hereby agree to amend and modify the terms of the Note and Security Agreement as provided herein. Except as expressly modified hereby, the Note and Security Agreement shall remain in full force and effect.

          The Note is hereby amended and modified as follows:

          (i) Effective with the date hereof, the interest rate will be ten percent (10%) per annum.

          (ii)  Amounts due under the Note will be payable as follows:

             - NORMAL MONTHLY PAYMENTS. Principal shall be due and payable in installments of Twenty Thousand Dollars ($20,000) per month, together with accrued interest, payable commencing February 28, 1994 and continuing on the last day of each month until the Note is paid in full.

             - CONTINGENT PAYMENTS. In addition to the monthly payments provided for above, Compuflight shall pay to Sandata, as a principal payment, cash equal to (a) twenty percent (20%) of all monies received from in-house (i.e., stand-alone) commercial system sales and/or licensing of flight planning software ("System") by Compuflight, Navtech Systems Support Inc. ("Support"), Efficient Aviation Systems, Inc. ("EAS") or any subsidiary of any of the foregoing now existing or hereafter created and (b) seventy-five percent (75%) of all monies received by Compuflight from Harris Corporation with respect to the claims and amounts



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                    due as discussed in Compuflight's Annual Report on Form 10-
                    KSB for the fiscal year ended October 31, 1992. Such contingent payments shall be made within fifteen (15) days following the end of the month in which such monies are received by Compuflight, Support or EAS, as the case may be. Such contingent payments shall be applied to the last maturing installment due under the Note.

          The Security Agreement is hereby amended and modified so that the term "Collateral" now means only those assets indicated on Schedule A attached hereto and made a part hereof. Simultaneously herewith, Sandata and Compuflight are executing UCC-3's with respect to the amended description of Collateral.

          The Note and Security Agreement are hereby amended and modified so that, in the event that Compuflight fails to pay when due any amount due under the Note, as amended hereby, within seven (7) days of written notice from Sandata, the parties shall take the following actions:

          (i) Compuflight shall peacefully surrender and deliver the Collateral to Sandata at Sandata's office;

          (ii) Sandata shall attempt to liquidate the Collateral (other than Compuflight's name and customer list) in a commercially reasonable manner, it being understood and agreed that, with respect to that portion of the Collateral constituting cash, Sandata shall not then foreclose its security interest with respect thereto for an amount in excess of one-half thereof on the date of default by Compuflight;

          (iii) All proceeds realized during the period commencing with the date payment was due under the Note and ending on the ninetieth (90th) day thereafter shall be applied in reduction of the principal balance due under the Note. All remaining principal and accrued interest (which interest shall be added to principal) due as of such ninetieth (90th) day shall be payable, together with interest thereon at the rate of ten percent (10%) per annum, in twenty-four (24) equal monthly installments commencing on the last day of the month in which such ninety (90) day period ends. Any amounts realized from the liquidation of the Collateral subsequent to such ninety (90) day period shall be applied to the last maturing installment due.

          (iv) In the event that Compuflight fails to pay any installment when due as provided in (iii) above, then if such sum has not been paid within seven
(7) days of written notice from Sandata of default, the entire principal balance then outstanding, together with accrued interest, shall become immediately due and payable and Sandata may proceed on the same basis as any unsecured creditor, subject to its rights as a secured creditor with respect to any remaining Collateral, including, without limitation,



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Compuflight's name and customer list, but excluding any remaining cash forming a portion of the collateral.

          Compuflight agrees that, without the prior written consent of Sandata, for so long as any amount is due to Sandata under the Note, as amended, it will not offer, sell or license any System or other product or service to any entity that was a customer of Compuflight as of October 31, 1993 ("Compuflight Customer"), or cause or allow EAS, Support or any entity over which Compuflight has control to offer, sell or license any System or other product or service to any Compuflight Customer, through any entity other than Compuflight.

          This agreement constitutes the entire understanding of the parties with regard to the matters set forth herein and may not be amended or modified except by a writing signed by the party to be charged. This agreement may not be assigned by any party without the prior written consent of the other. This agreement shall be construed in accordance with the laws of the State of New York, excluding choice of law principles thereof. All notices sent hereunder shall be sent certified or registered mail, postage prepaid, return receipt requested and addressed to the party at their address set forth hereinabove.

          Kindly acknowledge your agreement to the foregoing by signing a copy of this letter in the space provided below.

                                             Very truly yours,

                                             SANDATA, INC.

                                             By: /s/
                                                 ----------------------------
                                                     Hugh Freund, Executive
                                                      Vice President

Agreed to:

COMPUFLIGHT, INC.


By: /s/
   --------------------------
   Russell K. Thal, President

          Support and EAS each hereby agrees that, without the written consent of Sandata, it will not offer, sell or license any System or other product or service to any Compuflight Customer except through Compuflight.

NAVTECH SYSTEMS SUPPORT INC.                 EFFICIENT AVIATION SYSTEMS, INC.


By: /s/                                      By: /s/
    -------------------------                    --------------------------
    Raymond English, Chairman                    Raymond English, President



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                                    SCHEDULE A

               For purposes of this Agreement, the term "Collateral" shall mean the following assets of Compuflight:

                    (a) All fixed assets existing as of October 31, 1993, including, without limitation, all equipment, furniture, furnishings, fixtures, leasehold improvements, computer software, tools and supplies of Compuflight, wherever located, of every kind and description, tangible or intangible, including any and all replacements, proceeds and products thereof and accessions thereto whether existing as of October 31, 1993 or thereafter acquired or created.

                    (b) All inventory of Compuflight existing as of October 31, 1993, including, but not limited to all merchandise, raw materials, parts, supplies, work in progress, finished products intended for sale, rent or lease, and all packaging materials of every kind and description owned by and in the custody or possession, actual or constructive, of Compuflight, including such inventory as is temporarily out of Compuflight's custody or possession and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing, including, among other things, but not limited to, raw materials and finished products and including all other classes of merchandise, materials, parts, supplies, work in progress, inventories and finished products intended for sale by Compuflight located or contained in or on the premises of Compuflight and in any warehouse or in or on other premises of Compuflight may subsequently establish or occupy, including inventory temporarily removed from said premises;

               (c) All general intangibles including, without limitation, goodwill, trademarks, trade styles, trade names, patents applications, and deposit accounts owned;

               (d) All accounts, and other receivables, instruments, claims, demands or other forms of obligations and contract rights, in each case whether owned as of October 31, 1993 or thereafter created or acquired, together with the proceeds thereof (collectively, "Accounts"), all goods represented by said Accounts and all such goods that may be returned by the Customers (as hereinafter defined), and all proceeds of any insurance thereon, and all guarantees, securities and liens which Compuflight may hold for the payment of any such Account, including, without limitation, all rights of stoppage in transit replevin and reclamation and as an unpaid vendor and/or lienor; provided, however, that all of the foregoing shall relate to only those entities that were customers of Compuflight as of October 31, 1993, including, without limitation, Harris Corporation and those other customers set forth on Schedule A-1 attached hereto (collectively, the "Customers");


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               (e)  All customer lists and business records;

               (f) All cash, money, instruments, securities, documents and chattel paper, excluding that certain promissory note of even date in the principal amount of $804,000 issued by Bert E. Brodsky to Compuflight; and

               (g) All other assets of Compuflight, including books and records relating to any of the foregoing but excluding the capital stock of Support and EAS owned by Compuflight.